Exhibit 23.1


                         [ARMANDO C. IBARRA LETTERHEAD]



November 24, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our report of November 12, 2004, on the audited financial statements of Xact Aid, Inc., as of June 30, 2004, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ Armando C. Ibarra
----------------------------
ARMANDO C. IBARRA, C.P.A.

                         [ARMANDO C. IBARRA LETTERHEAD]



November 24, 2004



To Whom It May Concern:


The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our report of November 12, 2004, on the audited financial statements of Xact Aid, Inc., as of September 30, 2004, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ Armando C. Ibarra
----------------------------
ARMANDO C. IBARRA, C.P.A.